LIBERTY TOWERS, LLC

BALANCE SHEETS (UNAUDITED)

	June 30, 2013	December 31, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$149,122	$200,768	$214,436
Accounts receivable, net of allowance for doubtful accounts of $0	-	40,806	25,260
Other current assets	79,245	111,245	121,624
Total current assets	228,367	352,819	361,320

Property, equipment and software, net	17,820,054	17,298,396	21,072,851
Intangible assets	66,150	-	-
Deferred rent assets	143,783	136,340	187,420
Deferred financing costs	18,442	73,774	97,386
Other noncurrent assets	1,680	1,680	1,680
Total assets	$18,278,476	$17,863,009	$21,720,657

LIABILITIES AND MEMBER’S CAPITAL (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$324,014	$270,483	$326,191
Accrued interest	5,751,855	4,775,320	3,049,105
Deferred revenue	13,354	60,833	6,951
Line of credit	6,500,000	6,500,000	-
Secured note payable	-	3,029	9,947
Total current liabilities	12,589,223	11,609,665	3,392,194

Deferred rent liabilities	259,752	224,343	214,214
Asset retirement obligations	404,695	372,555	334,239
Convertible notes payable to related parties,	23,056,624	21,767,076	19,566,677
Line of credit	-	-	6,500,000
Total liabilities	36,310,294	33,973,639	30,007,324

Member’s capital (deficit)
Member’s capital	512,828	542,888	637,192
Accumulated deficit	(18,544,646)	(16,653,518)	(8,923,859)
Total member’s deficit	(18,031,818)	(16,110,630)	(8,286,667)
Total liabilities and member’s deficit	$18,278,476	$17,863,009	$21,720,657

The accompanying notes are an integral part of these unaudited financial statements.

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LIBERTY TOWERS, LLC

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,		Years Ended December 31,
	2013	2012	2013	2012	2012	2011
Operating revenue:
Rent revenue	$278,016	$254,719	$555,910	$499,677	$1,019,061	$849,457
Total operating revenue	278,016	254,719	555,910	499,677	1,019,061	849,457

Operating expenses:
Cost of operations:
Site rental	125,782	109,800	251,564	219,600	453,636	381,865
Other site-related costs	21,997	31,489	52,195	58,940	121,967	113,670
General and administrative expenses	403,480	299,277	682,545	572,961	1,148,767	1,205,461
Depreciation and accretion expense	181,797	174,361	359,202	349,401	706,398	634,900
Impairment loss	129,633	-	426,395	-	5,079,964	-
Total operating expenses	862,689	614,927	1,771,901	1,200,902	7,510,732	2,335,896
Loss from operations	(584,673)	(360,208)	(1,215,991)	(701,225)	(6,491,671)	(1,486,439)

Other expenses:
Interest expense	(340,212)	(299,752)	(675,137)	(585,595)	(1,237,988)	(1,018,129)
Total other expenses	(340,212)	(299,752)	(675,137)	(585,595)	(1,237,988)	(1,018,129)

Net loss	$(924,885)	$(659,960)	$(1,891,128)	$(1,286,820)	$(7,729,659)	$(2,504,568)

The accompanying notes are an integral part of these unaudited financial statements.

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LIBERTY TOWERS, LLC

STATEMENTS OF MEMBER'S CAPITAL (DEFICIT) (UNAUDITED)

	Member's Capital	Accumulated Deficit	Total
Balances, December 31, 2010	$506,315	$(6,419,291)	$(5,912,976)
Member's contributions	150,000	-	150,000
Syndication costs	(19,123)	-	(19,123)
Net loss	-	(2,504,568)	(2,504,568)
Balances, December 31, 2011	637,192	(8,923,859)	(8,286,667)
Syndication costs	(94,304)	-	(94,304)
Net loss	-	(7,729,659)	(7,729,659)
Balances, December 31, 2012	542,888	(16,653,518)	(16,110,630)
Syndication costs	(30,060)	-	(30,060)
Net loss	-	(1,891,128)	(1,891,128)
Balances, June 30, 2013	$512,828	$(18,544,646)	$(18,031,818)

The accompanying notes are an integral part of these unaudited financial statements.

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LIBERTY TOWERS, LLC

STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,		Years Ended December 31,
	2013	2012	2012	2011
Cash flows from operating activities:
Net loss	$(1,891,128)	$(1,286,820)	$(7,729,659)	$(2,504,568)
Depreciation and amortization	359,200	349,400	706,398	634,900
Impairment loss	426,395	-	5,079,964	-
Amortization of deferred financing costs	55,332	32,313	85,585	44,689
Change in operating assets and liabilities
Accounts receivable	40,806	16,823	(15,546)	(13,573)
Other current assets	32,000	25,994	10,379	76,928
Deferred rent assets	(7,443)	(12,374)	51,080	(30,617)
Accounts payable and accrued liabilities	1,030,066	756,608	1,670,507	1,210,239
Deferred revenue	(47,479)	14,756	53,882	(43,474)
Deferred rent liabilities	35,409	41,595	10,129	74,447
Net cash used in operating activities	(33,158)	(61,705)	(77,281)	(551,029)

Cash flows from investing activities:
Cash paid for construction of towers	(1,275,113)	(991,731)	(1,972,839)	(5,002,393)
Cash paid to acquire an intangible asset	(66,150)	-	-	-
Cash paid for office equipment	-	-	(752)	(3,322)
Net cash used in investing activities	(1,341,263)	(991,731)	(1,973,591)	(5,005,715)

Cash flows from financing activities:
Proceeds from convertible notes payable to related parties	1,289,548	1,244,316	2,200,399	5,640,187
Payments on secured note payable	(3,029)	(3,399)	(6,918)	(6,453)
Member's contributions	-	-	-	150,000
Payments of syndication costs	(30,060)	(49,849)	(94,304)	(19,123)
Deferred financing costs	-	(34,112)	(61,973)	(120,897)
Net cash provided by financing activities	1,256,459	1,156,956	2,037,204	5,643,714

Net (decrease) increase in cash	(51,646)	103,520	(13,668)	86,970
Cash and cash equivalents, beginning of period	200,768	214,436	214,436	127,466
Cash and cash equivalents, end of period	$149,122	$317,956	$200,768	$214,436

Supplemental disclosures of cash flow information:
Interest paid	$228,817	$230,328	$463,062	$462,262
Taxes paid	-	-	-	-

Noncash investing and financing activities
Asset retirement obligations	$15,219	-	$7,600	$45,601

The accompanying notes are an integral part of these unaudited financial statements.

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LIBERTY TOWERS, LLC

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.	Background and Basis of Presentation

On August 2, 2013, CIG Wireless Corp. (the “Company”) acquired 38 fully constructed communications towers and 252 works-in-progress sites from Liberty Towers, LLC (“Liberty”) pursuant to an asset purchase agreement (“APA) entered into on May 3, 2013. The purchase price consists of $25.0 million paid in cash and 8,715,000 shares of the Company’s common stock. The Company assumed post-Closing obligations under contractual agreements pertaining to the Assets, including leases, license agreements and permits.

The towers acquired represent all the operating business of Liberty. Pursuant to the acquisition, Liberty ceased its operations in the tower industry. The Company assumed operating direct expenses post the closing date. The assets acquired consist of the towers, the underlying ground leases and tenant leases, in addition to construction in progress related to work in progress sites. The Company did not assume any liabilities that occurred prior to the acquisition date except for those related to contractual agreements and construction in progress. The Company did not assume any debt that Liberty owed on the acquisition date.

The historical financial information of Liberty included herein represent the historical balance sheets of Liberty as of June 30, 2013, December 31, 2012 and 2011, the statements of operations for the three and six months ended June 30, 2013 and 2012 and the years ended December 31, 2012 and 2011, the statements of cash flows for the six months ended June 30, 2013 and 2012 and the years ended and the statements of member’s capital (deficit) for the period from December 31, 2010 through June 30, 2013. The assets acquired include long-lived assets, intangible assets, asset retirement obligation asset and other current assets. The liabilities assumed include the asset retirement obligation liability and other current liabilities. However, the financial statements of Liberty included herein represent the financial statements of Liberty including certain items that the Company did not assume such as debt.

The accompanying financial statements are unaudited. The accompanying financial information has been prepared in accordance with accounting principles generally accepted in the United State of America (“US GAAP”).

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates and assumptions used in the preparation of the financial information included herein are prudent and reasonable. However, actual results may differ from those estimates, and such differences could be material to the accompanying financial statements. The significant estimates in the accompanying consolidated financial statements include accounting for rent revenue and expense, asset retirement obligations and depreciation. Management develops estimates based on available historical experience and on various assumptions about the future which are believed to be reasonable based on the information available.

Cash and cash equivalents

Liberty considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The majority of its cash balances are held at one financial institution.

Property, Equipment and Software

Property and equipment are stated at cost. Costs incurred during the pre-construction and construction phase of the towers are capitalized. Additions, renovations and improvements are capitalized, while maintenance and repairs are expensed. In addition, the asset retirement costs for the telecommunication towers are capitalized as part of the carrying amount of the related assets.

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Towers and related assets on leased land are depreciated over the shorter of the term of the ground lease (including renewal options) or the estimated useful life of the tower. Depreciation expense for property and equipment is computed using the straight-line method over the estimated useful lives of the underlying assets as follows:

Telecommunication towers and associated asset retirement costs	20 years
Software	3 years
Office equipment and furniture	3-5 years

Depreciation expense was $0.7 million and $0.6 million for the years ended December 31, 2012, and 2011, respectively.

Depreciation expense was $0.3 million and $0.3 million for the six months ended June 30, 2013 and 2012, respectively.

Asset Retirement Obligations

Asset retirement obligations are recognized in the period in which the towers are deemed to be fully constructed. The liability is then accreted through the obligation’s estimated settlement date. The significant assumptions used in estimating Liberty’s aggregate asset retirement obligation are: timing of tower removals; cost of tower removals; timing and number of land lease renewals; expected inflation rates; and credit adjusted risk-free interest rates that approximate Liberty’s incremental borrowing rate. Liberty’s asset retirement obligations are included in long-term liabilities in the accompanying balance sheets. The liability accretes as a result of the passage of time and the related accretion expense is included in "depreciation and accretion” in the Liberty’s consolidated statements of operations.

Accretion expense was $30.0 thousand and $26.0 thousand for the years ended December 31, 2012 and 2011.

For the six months ended June 30, 2013 and 2012, accretion expense was $17.0 thousand and $15.0 thousand, respectively.

Impairment of Long-Lived Assets

The carrying value of property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of the asset group is less than the carrying amount of the asset group, an impairment loss is recognized which is measured based on the fair value of the asset. Construction in process is impaired when projects are abandoned or terminated.

During the year ended December 31, 2012, an impairment loss of $5.1 million was recorded in the statement of operations for that period.

During the six months ended June 30, 2013, Liberty recorded an impairment loss in the amount of $0.4 million. The impairment loss was related to certain tower projects that were abandoned.

Concentrations

Liberty derives the largest portion of its revenues from customers in the wireless communication industry. Three of its customers generate each more than 10% of the revenues and approximately 80% of its revenues on a cumulative basis.

For the year ended December 31, 2012, the three major customer generated 48%, 22% and 11% of Liberty’s revenues. For the year ended December 31, 2011, they generated 55%, 13% and 14% of the revenues.

For the six months ended June 30, 2013, the three major customers generated 48%, 21% and 10% of the revenues while these percentages were 49%, 22% and 12% for the six months ended June 30, 2012.

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Rent Revenue

Rent revenue is recognized monthly according to the lease terms. The tenant leases associated with the towers have a term that generally ranges from 5 to 10 years with additional renewal options of 5-year renewal options and include escalation clauses. Rent revenue is recorded on a straight-line basis over the current term. The difference between rent received and straight-lined rent is recorded under deferred rent assets in Liberty’s balance sheet.

Site leasing payments received in advance are recorded as deferred revenue in the consolidated balance sheets and recognized as revenues when earned.

Rent Expense

The ground leases underlying the acquired towers have fixed term rent escalations, which provide for annual or per term increases in the amount of future ground rent payable. Ground rent expense is calculated on a straight-line basis for these leases based on the term of the underlying ground lease plus all periods, if any, for which failure to renew the lease imposes an economic additional charge such that renewal appears, at the inception of the lease, to be reasonably assured. The difference between rent paid and straight-lined rent is recorded in the balance sheet under deferred rent liabilities.

Deferred Financing Costs

Deferred financing costs include legal and advisory fees directly incurred by Liberty associated with debt borrowings and are deferred and amortized over the terms of the underlying obligation. Amortization of deferred financing costs is included in the statements of operations as interest expense.

Amortization of deferred financing costs was $86.0 thousand and $44.7 thousand for the years ended December 31, 2013 and 2012, respectively and $55.3 thousand and $32.3 thousand for the six months ended June 30, 2013 and 2012, respectively.

3.	Property, Equipment and Software

As of June 30, 2013, December 31, 2013, and December 31, 2012, property, equipment and software consisted of the following:

	June 30, 2013	December 31, 2012	December 31, 2011

Communication towers	$14,145,999	$13,263,549	$12,688,973
Asset retirement obligation asset	288,805	273,605	266,005
Office equipment and software	69,615	69,615	68,863
Vehicles	41,839	41,839	41,839
Total	14,546,258	13,648,608	13,065,680
Less: accumulated depreciation	(2,703,327)	(2,361,066)	(1,685,385)
Property equipment and software, net	11,842,931	11,287,542	11,380,295
Construction in progress	5,977,123	6,010,854	9,692,556
Total	$17,820,054	$17,298,396	$21,072,851

4.	Intangible Assets

During the six months ended June 30, 2013, Liberty acquired certain access rights to a piece of land and paid the amount of $66 thousand which is included in the statement of cash flows for Liberty under cash flows from investing activities during that period.

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5.	Asset Retirement Obligations

The ground lease agreements related to the acquired towers require demolition of the towers upon termination or expiration of the lease agreements. The asset retirement obligations represent the estimated liability that will be incurred to retire the acquired towers.

The following table represents a reconciliation of the asset retirement obligation during the six months ended June 30, 2013 and the years ended December 31, 2013 and 2012.

	Six Months Ended June 30, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Asset retirement obligation, beginning balance	$372,555	$334,239	$262,688
Additions	15,219	7,600	45,601
Accretion expense	16,921	30,716	25,950
Asset retirement obligation, ending balance	$404,695	$372,555	$334,239

6.	Commitments and Contingencies

All of the acquired towers reside on land that is leased under operating leases that expire over various terms. The leases have an initial term of 5 years and contain renewal options with annual escalation rates that average between 1.5% and 4% per year and are executed annually or upon renewal of the term. Escalation clauses present in operating leases are recognized on a straight-line basis over the non-cancelable term of the lease.

Future minimum rental payments under non-cancelable operating leases, shown in the table below, include payments for these renewal periods of up to 20 years, the estimated useful life of the towers. Liberty is reasonably assured that the leases will be renewed due to the adverse impact of losing the rent revenues related to these sites generated from its tenants. As a result, the future minimum rental payments included in the below table include payments for these renewal periods.

Future minimum rental payments payable to landlords under non-cancelable operating ground leases (with initial or remaining lease terms in excess of one year) as of December 31, 2012 were as follows:

2013	$404,741
2014	411,425
2015	416,998
2016	424,631
2017	438,944
Thereafter	6,589,272
Total	$8,686,011

Total rental expense for the six months ended June 30, 2013 and 2012 and for the years ended December 31, 2012 and 2011 was $0.3 million, $0.2 million, $0.5 million and $0.4 million, respectively.

Future minimum rental payments receivable from tenants under non-cancelable operating tenant leases (with initial or remaining lease terms in excess of one year) as of December 31, 2012 were as follows:

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2013	$1,216,529
2014	1,240,215
2015	1,017,827
2016	902,710
2017	646,885
Thereafter	1,412,180
Total	$6,436,346

7.	Convertible Notes Payable to Related Parties

Liberty is obligated under two convertible subordinated debt agreements that provide for borrowings of an aggregate of up to $20.0 million. The loans may be converted to member’s capital at the holders’ option and any unconverted principal is due at maturity on November 21, 2017. The notes do not bear interest, however, interest is accrued at 8% per annum to reflect the implicit rate of interest based on payments that would be due under the operating agreement upon conversion. The accrual is reported on the balance sheet under accrued interest.

During 2012, Liberty entered into two convertible subordinated debt agreements that provide for borrowings of an aggregate up to $5.0 million. . The loans may be converted to member’s capital at the holders’ option and any unconverted principal is due at maturity on November 21, 2017. The notes do not bear interest, however, interest is accrued at 8% per annum to reflect the implicit rate of interest based on payments that would be due under the operating agreement upon conversion. The accrual is reported on the balance sheet under accrued interest.

During the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011, Liberty borrowed under the above convertible notes, the aggregate amounts of $1.3 million, $2.2 million and $5.6 million, respectively. The outstanding balance under these notes was $23.1 million, $21.8 million and $19.6 million as of June 30, 2013, December 31, 2012 and December 31, 2011, respectively.

8.	Notes Payable and Line of Credit

Liberty had an installment note outstanding as of December 31, 2012 and 2011 in the amount of $3.0 thousand and $9.9 thousand, respectively. The installment note is related to a vehicle and was paid off as of June 30, 2013. The note was secured by the vehicle, required monthly payments of $616, bore interest at 6.9% per annum and matured in May 2013.

As of June 30, 2013, December 31, 2012 and 2011, Liberty had an outstanding line of credit that was to mature on September 1, 2013 and bore an interest rate of prime rate plus 1% with a 7% floor, payable monthly. The outstanding balance under this line of credit was $6.5 million as of June 30, 2013, December 31, 2012 and December 31, 2011. On August 2, 2013, the outstanding balance was paid off including any accrued and unpaid interest.

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